SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549




                             FORM 8-K

                          CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                     Date of Report: January 10, 2001

            Exact Name of
Commission  Registrant        State or other   IRS Employer
File        as specified      Jurisdiction of  Identification
Number      in its charter    Incorporation    Number
----------  --------------    ---------------  --------------

1-12609     PG&E Corporation  California       94-3234914

1-2348      Pacific Gas and   California       94-0742640
            Electric Company




Pacific Gas and Electric Company    PG&E Corporation
77 Beale Street, P.O. Box 770000    One Market, Spear Tower, Suite 2400
San Francisco, California  94177    San Francisco, California 94105

(Address of principal executive offices) (Zip Code)


Pacific Gas and Electric Company    PG&E Corporation
(415) 973-7000                     (415) 267-7000

    (Registrant's telephone number, including area code)

Item 5.	 Other Events.

On January 10, 2001, the Board of Directors of PG&E Corporation suspended the payment of its fourth quarter 2000 common stock dividend of 30 cents per share declared by the Board of Directors on October 18, 2000, and payable on January 15, 2001 to shareholders as of December 15, 2000. On the same date, the Board of Directors of Pacific Gas and Electric Company (Utility), the California utility subsidiary of PG&E Corporation, suspended the payment of its fourth quarter 2000 common stock dividend in an aggregate amount of $110 million declared by the Board of Directors on October 18, 2000, and payable on January 15, 2001 to PG&E Corporation and PG&E Holdings, Inc., a subsidiary of the Utility. In addition, the Utility's Board of Directors decided not to declare the regular preferred stock dividends for the three month period ending January 31, 2001, normally payable on February 15, 2001.

Dividends on all Utility preferred stock are cumulative. Until cumulative dividends on preferred stock are paid, the Utility may not pay any dividends on its common stock, nor may the Utility repurchase any of its common stock.

As previously reported, the dysfunctional California wholesale power market has created a liquidity crisis for the Utility and its parent company. The California power crisis, and its adverse impact on the financial condition and cash reserves of PG&E Corporation and the Utility, has worsened significantly since October 18, 2000, the date the respective Boards of Directors declared the common stock dividends.
As previously reported, the accelerated deterioration in the financial condition of both PG&E Corporation and the Utility and the recent downgrade of PG&E Corporation's and the Utility's credit ratings, have precluded PG&E Corporation's and the Utility's access to certain financial markets. The Utility has been required to evaluate all of its options for extending its cash reserves as it works to meet operations expenses and continue buying power and natural gas for its customers. The respective Boards of Directors believe that these changed circumstances have rendered it impracticable to pay dividends at this time and that it is prudent and in the best interests of PG&E Corporation and the Utility to conserve their current cash resources. PG&E Corporation and the Utility plan to evaluate their ability to make future dividend payments on a quarter-by-quarter basis in view of their ongoing financial health.

On January 10, 2001, PG&E Corporation also announced that it will postpone release of its financial results for the fourth quarter of 2000, as it awaits the outcome of ongoing state and federal efforts to resolve the crisis. Those efforts could result in measures that would significantly and adversely affect PG&E Corporation's financial results for the fourth quarter of 2000 and for the year ended December 31, 2000.

                               SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.



                         PG&E CORPORATION

                         By:  BRUCE R.WORTHINGTON
                            ----------------------------
                            BRUCE R. WORTHINGTON
                            Senior Vice President and General Counsel


                         PACIFIC GAS AND ELECTRIC COMPANY

                         By:  ROGER J. PETERS
                            ------------------------------
                            ROGER J. PETERS
                            Senior Vice President and General Counsel




Dated: January 10, 2001